EXHIBIT 99.2


STEWART D. GREGG
Counsel

Phone (612) 372-5512
Fax (612) 342-7531




                                                                         EX-99.2
                                                    ATTORNEY OPINION AND CONSENT


December 23, 1998



ReliaStar Life Insurance Company
20 Washington Avenue South
Minneapolis, MN 55440

Madam/Sir:

In connection with the proposed registration under the Securities Act of 1933, as amended, of flexible premium variable life insurance policies (the "Policies") and interests in Select*Life Variable Account (the "Variable Account"), I have examined documents relating to the establishment of the Variable Account by the Board of Directors of ReliaStar Life Insurance Company (the "Company") as a separate account for assets applicable to variable contracts, pursuant to Minnesota Statutes Sections 61A.13 to 61A.21, as amended, and the Registration Statement, on Form S-6, (the "Registration Statement") and I have examined such other documents and have reviewed such matters as I deemed necessary for this opinion, and I advise you that in my opinion:

      1. The Variable Account is a separate account of the Company duly created and validly existing pursuant to the laws of the State of Minnesota.

      2. The Policies, when issued in accordance with the Prospectus constituting a part of the Registration
            Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their respective terms.

      3. The portion of the assets held in the Variable Account equal to reserves and other contract liabilities with respect to the Variable Accounts are not chargeable with liabilities arising out of any other business the Company may conduct.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement and to the references to me wherever appearing therein.

Very truly yours,


Stewart D. Gregg
Counsel